Exhibit 99.1

Consent Solicitation Statement

July 24, 2019

GENWORTH HOLDINGS, INC.

Solicitation of Consents Relating to the Indentures Governing its Notes set forth below

Outstanding Principal Amount	Description of Securities	CUSIP Number(s)
$397,000,000	7.700% Senior Notes due 2020 (the “2020 Notes”)	37247DAM8
$381,703,000	7.20% Senior Notes due 2021 (the “February 2021 Notes”)	37247DAN6
$698,319,000	7.625% Senior Notes due 2021 (the “September 2021 Notes”)	37247DAP1
$400,000,000	4.900% Senior Notes due 2023 (the “2023 Notes”)	372491AA8; 372491AF7
$400,000,000	4.800% Senior Notes due 2024 (the “2024 Notes”)	372491AB6; 372491AG5
$300,000,000	6.500% Senior Notes due 2034 (the “2034 Notes”)	37247DAB2
$600,000,000	6.15% Fixed-to-Floating Rate Junior Subordinated Notes due 2066 (the “2066 Notes”)	37247DAG1

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The purpose of this Consent Solicitation is to create an express authorization under the Company’s Indentures for the sale of all or part of our non-U.S. mortgage insurance businesses or assets, including Genworth Canada, which operates Genworth’s Canadian mortgage insurance business. Genworth is considering the sale of Genworth Canada in order to increase the likelihood of subsequently completing the China Oceanwide Transaction. We also believe that the sale of Genworth Canada would allow us to reduce our outstanding indebtedness and increase our financial flexibility, whether or not the China Oceanwide Transaction is consummated.

•	The Proposed Amendments do not modify principal or interest payable on the Notes or the guarantee of the Notes by Genworth Financial.

•	Holders who consent to the Proposed Amendments will be eligible to receive a Consent Fee of $2.50 per $1,000 in principal amount of Notes, subject to the conditions described in this Statement.

•	Holders who do not consent to the Proposed Amendments will not receive a Consent Fee, even if this Consent Solicitation is successful, but will still be bound by the terms of the Proposed Amendments.

•

In order to participate in this Consent Solicitation, a beneficial owner must promptly instruct its broker, dealer, custodian or other intermediary to deliver a Consent in accordance with the consent procedures described herein.

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You must act in advance of the Expiration Time, which is 5:00 p.m., New York City time, on August 9, 2019 (unless extended or terminated by the Company), if you intend to participate. Your broker, dealer, custodian or other intermediary will require an earlier deadline for you to give it instructions.

•

Any requests for assistance in submitting a Consent or requests for additional copies of this document or other related documents should be directed to the Information Agent at the address or telephone numbers set forth on the back cover page of this document.

•	Any questions concerning the terms of this Consent Solicitation should be directed to the Solicitation Agent at the telephone number set forth on the back cover page of this document.

•	The Solicitation Agent for the Consent Solicitation is:

BofA Merrill Lynch

THIS CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 9, 2019 (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, WITH RESPECT TO ANY OR ALL SERIES OF NOTES, THE “EXPIRATION TIME”). HOLDERS (AS DEFINED BELOW) MUST VALIDLY DELIVER CONSENTS (AS DEFINED BELOW) AT OR BEFORE THE EXPIRATION TIME IN ORDER TO BE ELIGIBLE TO RECEIVE THE CONSENT FEE (AS DEFINED BELOW). CONSENTS MAY BE REVOKED AT OR PRIOR TO THE EARLIER OF THE EFFECTIVE DATE (AS DEFINED BELOW) AND THE EXPIRATION TIME. GENWORTH HOLDINGS, INC. MAY, IN ITS SOLE DISCRETION, TERMINATE, EXTEND OR AMEND THE CONSENT SOLICITATION AT ANY TIME.

Genworth Holdings, Inc. (“Genworth Holdings” or the “Company”), a wholly owned subsidiary of Genworth Financial, Inc. (“Genworth Financial” and, together with its consolidated subsidiaries, “Genworth”), is proposing to amend:

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the indenture, dated as of June 15, 2004, between Genworth Holdings and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as successor to JP Morgan Chase Bank, N.A., as supplemented from time to time (as so supplemented, the “Senior Notes Indenture”), with respect to the Company’s 2020 Notes, February 2021 Notes, September 2021 Notes, 2023 Notes, 2024 Notes and 2034 Notes (collectively, the “Senior Notes”), and

•

the indenture, dated as of November 14, 2006, between Genworth Holdings and the Trustee, as supplemented from time to time (as so supplemented, the “Subordinated Notes Indenture” and, together with the Senior Notes Indenture, the “Indentures” and each an “Indenture”), with respect to the Company’s 2066 Notes (together with the Senior Notes, the “Notes”), as set forth below.

Specifically, we propose to permit the Company to sell, convey, transfer or otherwise dispose of all or any portion of its interest in any mortgage insurance businesses or assets located outside of the United States (a “Non-U.S. Mortgage Sale”), without treating such Non-U.S. Mortgage Sale as a disposition of “all or substantially all” of the Company’s assets under the Indentures, provided that cash in an amount equal to at least 80% of any Net Cash Proceeds (as defined below) received by the Company or its subsidiaries from any Non-U.S. Mortgage Sale would be used within 6 months from the receipt thereof to reduce outstanding indebtedness (the “Proposed Amendments”).

Upon the Proposed Amendments in respect of a series of Notes becoming operative, the Company will pay the Consent Fee to the Holders of Notes of such series who have delivered a valid Consent (not previously revoked) at or prior to the Expiration Time. The Consent Fee will be a cash payment of $2.50 per $1,000 principal amount of such series of Notes for which Consents have been delivered by such Holder (the “Consent Fee”).

In connection with the Proposed Amendments described above and herein, the Company is furnishing this Consent Solicitation Statement (as it may be amended or supplemented from time to time, the “Statement”).

The Proposed Amendments are being sought in order to create an express authorization under the Company’s Indentures for a Non-U.S. Mortgage Sale, including the potential sale of Genworth’s interest in its Canadian mortgage insurance business (“Genworth Canada”). Genworth is considering the sale of Genworth Canada in order to increase the likelihood of subsequently completing the pending acquisition of Genworth by China Oceanwide Holdings Group Co., Ltd. and its affiliates (together, “China Oceanwide”). The Company also believes the sale of Genworth Canada would allow it to reduce its indebtedness and increase its financial flexibility, whether or not the pending acquisition by China Oceanwide (the “China Oceanwide Transaction”) is consummated.

For a further discussion and a description of certain other considerations applicable to Holders, see the sections entitled “Questions and Answers About the Proposed Amendments,” “Summary” and “Certain Significant Considerations.”

By this Statement, the Company is soliciting (the “Consent Solicitation”) consents (the “Consents”) from holders of each series of Notes (each, a “Holder” and, collectively, the “Holders”) to approve the Proposed Amendments to the Indenture relating to such series.

If Notes are registered in the name of a broker, dealer, commercial bank, trust company or other intermediary and the ultimate beneficial owner of such Notes (the “Beneficial Owner”) wishes to consent to the Proposed Amendments, such Beneficial Owner must promptly contact and instruct such registered Holder to deliver a Consent on the Beneficial Owner’s behalf. The Depository Trust Company (“DTC”) has confirmed that the Consent Solicitation is eligible for DTC’s Automated Tender Offer Program (“ATOP”). Accordingly, consenting participants in DTC (“DTC Participants”) must electronically deliver a Consent by causing DTC to temporarily transfer and surrender their Notes to the Tabulation Agent (as defined below) in accordance with DTC’s ATOP procedures described herein. See “The Solicitation—How to Consent” for more information.

The Company intends to execute a new supplemental indenture to each Indenture in respect of each series of Notes upon obtaining the Requisite Consents (as defined below) and satisfaction of other conditions as set forth herein (each new supplemental indenture, a “New Supplemental Indenture” and, together, the “New Supplemental Indentures”). The date on which a New Supplemental Indenture is executed is referred to as the “Effective Date” with respect to such New Supplemental Indenture. However, following execution and delivery of a New Supplemental Indenture in respect of a series of Notes, the Proposed Amendments contained therein will not become operative and the Consent Fee and the Soliciting Broker Fee (as defined below) in respect of a series of Notes, will not become payable unless the Additional Conditions (as defined below), including receipt of the Requisite Consents with respect to each other series of Notes, described in this Statement have been satisfied or waived.

The consummation of the Consent Solicitation in respect of a series of Notes is conditioned upon (i) receipt by the Tabulation Agent at or before the Expiration Time of the Requisite Consents with respect to such series of Notes, (ii) execution by the Company, Genworth Financial and the Trustee of the New Supplemental Indenture embodying the Proposed Amendments to the Indenture relating to such series of Notes and (iii) satisfaction of the General Conditions (as defined herein) upon the Effective Date. A New Supplemental Indenture becoming operative is conditioned upon (i) execution by the Company, Genworth Financial and the Trustee of the New Supplemental Indenture embodying the Proposed Amendments to the Indenture relating to each other series of Notes and (ii) satisfaction of the General Conditions upon such operative date (the “Additional Conditions”).

Holders of a series of Notes who do not deliver a Consent with respect to such series of Notes will not receive any Consent Fee with respect to such series of Notes, even though the Proposed Amendments, if they become operative with respect to such series of Notes, will be applicable and binding with respect to all Holders of such series of Notes and their transferees.

With respect to any Consent in respect of a series of Notes accepted by the Company, the Company will also pay the relevant soliciting broker a fee of $2.50 per $1,000 principal amount of Notes of such series to which the Consent relates, provided that such fee will only be paid with respect to the first $200,000 aggregate principal amount of each series of Notes for which a Consent is delivered by any individual Holder (the “Soliciting Broker Fee”). The payment of the Consent Fee and the Soliciting Broker Fee with respect to a series of Notes is subject to receipt of the Requisite Consents and satisfaction of the other conditions to the Consent Solicitation.

Notwithstanding anything to the contrary contained herein or in any other document related to the Consent Solicitation, the Company reserves the right, in its sole discretion, in respect of each and any series of Notes, to (i) terminate the Consent Solicitation for any reason, (ii) extend the Expiration Time or (iii) amend the terms of the Consent Solicitation, including to waive any of the conditions to the Consent Solicitation, with respect to any series of Notes.

The Company has appointed Global Bondholder Services Corporation as tabulation agent (the “Tabulation Agent”) and as information agent (the “Information Agent”) with respect to the Consent Solicitation. None of the Trustee, the Solicitation Agent (as defined below), the Information Agent or the Tabulation Agent makes any recommendation as to whether or not Holders should deliver Consents in response to the Consent Solicitation.

i

QUESTIONS AND ANSWERS ABOUT THE PROPOSED AMENDMENTS

The following are some questions and answers regarding the Proposed Amendments. This section does not contain all of the information that may be important to you. You should carefully read this Statement and any information incorporated by reference herein to fully understand the terms of the Proposed Amendments, as well as the other considerations that are important to you in deciding whether to deliver your Consent. All capitalized terms used but not defined in this section are defined in other sections of this Statement. Unless the context otherwise provides, references to the “Company,” “we,” “our” or “us” are to Genworth Holdings, Inc.

Q:	What are the Proposed Amendments?

A:

The Proposed Amendments are changes that we propose to make to the Indentures that govern the terms of the Notes. Specifically, the Proposed Amendments will provide that a sale, conveyance, transfer or other disposition of all or any portion of the Company’s interest in any mortgage insurance businesses or assets located outside of the United States would not be treated as a disposition of “all or substantially all” of the Company’s assets under the Indentures, provided that cash in an amount equal to at least 80% of any Net Cash Proceeds received by the Company or its subsidiaries from such sale, conveyance, transfer or other disposition would be used within 6 months from the receipt thereof to reduce outstanding indebtedness.

Q:	How do I consent to the Proposed Amendments?

A:

By instructing your custodian (i.e., your broker) to deliver a Consent to the Proposed Amendments to the Tabulation Agent on your behalf, in accordance with the consent procedures set forth in the section of the Statement entitled “The Solicitation—How to Consent,” you will be deemed to have validly consented to the Proposed Amendments.

Q:	Who do I call if I have any questions about how to deliver a Consent or any other questions relating to the Consent Solicitation or the Proposed Amendments?

A:

Questions concerning the terms of the Consent Solicitation should be directed to the Solicitation Agent by telephone at (888) 292-0070 or collect (646) 855-0173. Requests for assistance in delivering Consents or requests for additional copies of this Statement or other related documents should be directed to the Information Agent by telephone at (212) 430-3774 (Banks and Brokers) or (866) 470-3900 (toll free), in writing at 65 Broadway – Suite 404, New York, New York 10006 and via email at contact@gbsc-usa.com. While these parties will be available to answer questions about the Consent Solicitation, none of the Trustee, the Solicitation Agent, the Information Agent or the Tabulation Agent will make any recommendation as to whether or not Holders should deliver Consents in response to the Consent Solicitation.

Q:	What changes will be made to the payment terms under the Notes if the Proposed Amendments become operative?

A:

None. The changes effected by the Proposed Amendments do not alter the Company’s contractual obligation to pay the principal of or interest on the Notes or the guarantee of the Notes by Genworth Financial.

Q:	What will I receive if I consent to the Proposed Amendments?

A:

If you validly consent to the Proposed Amendments to a series of Notes, and the related New Supplemental Indenture is executed and the Proposed Amendments with respect to such series of Notes become operative, you will receive an aggregate cash payment based on a Consent Fee of $2.50 per $1,000 principal amount of such series of Notes for which Consents were properly delivered by you. The Consent Fee will be paid promptly following the satisfaction or waiver of all of the conditions described herein, at which time the New Supplemental Indenture will become operative with respect to such series.

Q:	What vote is needed in order for the Proposed Amendments to be operative?

A:

In accordance with the terms of each Indenture, in order for a New Supplemental Indenture to be executed with respect to a series of Notes, valid and unrevoked Consents must be received from Holders of a majority in aggregate principal amount of such series of Notes then outstanding that is affected by such New Supplemental Indenture (the “Requisite Consents”). If the Requisite Consents are received with respect to such series of Notes and all other series of Notes, then the Proposed Amendments to the Indenture governing such series of Notes will become operative with respect to such series of Notes, but only upon satisfaction or waiver of all other conditions described in this Statement. If the Requisite Consents are not received with respect to a series of Notes, or other conditions described in this Statement are not satisfied or waived with respect to such series of Notes, the Proposed Amendments to the Indentures will not become operative with respect to such series of Notes. A New Supplemental Indenture becoming operative is conditioned upon receiving the Requisite Consents with respect to all series of Notes. However, the Company reserves the right to waive this condition.

Q:	In addition to receiving the necessary Consents from Holders, what are the other conditions to the Proposed Amendments?

A:

The conditions to the Proposed Amendments becoming operative and the Consent Fee becoming payable, in each case in respect of a series of Notes, are described in this Statement in “The Solicitation—Conditions to the Consent Solicitation and Payment of the Consent Fee” and include receipt of the Requisite Consents for each other series of Notes, the execution by the Company, Genworth Financial and the Trustee of the related New Supplemental Indenture and the absence of any legal impediment to effectiveness in respect of such series of Notes. In addition, the Company reserves the right, in its sole discretion, to terminate or modify the Consent Solicitation, including waiving the conditions to the Proposed Amendments becoming operative, for any reason.

Q:

What happens if I consent to the Proposed Amendments in respect of a series of Notes and the Requisite Consents for such series are not received or other conditions to the Proposed Amendments are not met?

A:

If you consent to the Proposed Amendments in respect of a series of Notes and the Company does not receive the Requisite Consents with respect to such series of Notes by the Expiration Time, or if the Consent Solicitation is terminated before the Expiration Time, or if other conditions to the Proposed Amendments are not met or waived by the Company, then your Consent will have no force and effect and no Consent Fee or Soliciting Broker Fee will be paid with respect to such Consent.

Q:	What if I do not consent to the Proposed Amendments and the Proposed Amendments become operative?

A:

Upon the execution of a New Supplemental Indenture and the Proposed Amendments contained therein becoming operative in respect of a series of Notes, all Holders of such series of Notes will be bound by the terms of such New Supplemental Indenture, even if they did not deliver their Consent. If you do not deliver a valid Consent, you will not receive a Consent Fee.

Q:	When is the Effective Date of the Proposed Amendments expected to occur?

A:

The date on which a New Supplemental Indenture with respect to a series of Notes is executed is referred to as the “Effective Date.” The Company intends to execute a New Supplemental Indenture with respect to a series of Notes promptly following the Expiration Time or, if earlier, the date upon which Requisite Consents have been received, provided that the other conditions to be satisfied as of the Effective Date have been satisfied or waived. However, the New Supplemental Indentures, and the Proposed Amendments contained therein, will not become operative and the Consent Fee and Soliciting Broker Fee will not become payable unless all conditions to the Consent Solicitation and payment of the Consent Fee described in this Statement are satisfied or waived.

Q:	How long will the solicitation for Consents remain open?

A:

The Consent Solicitation will remain open until the Expiration Time, which is defined with respect to any series of Notes as 5:00 p.m. New York City time on August 9, 2019, unless earlier terminated or extended with respect to such series.

Q:	Can I revoke my Consent to the Proposed Amendments once it is submitted?

A:

You may revoke your Consent if the Tabulation Agent receives your notice of revocation of Consent through ATOP at or prior to the earlier of the Effective Date and Expiration Time in accordance with the procedures set forth in “The Solicitation—Revocation of Consents.” A Holder who has delivered a revocation at any time prior to the Expiration Time (or if earlier, the Effective Date) may thereafter deliver a new Consent until the Expiration Time in accordance with the procedures described in this Statement.

Q:	Can the Company terminate or modify the Consent Solicitation?

A:

Yes, notwithstanding anything to the contrary contained herein or in any other document related to the Consent Solicitation, the Company reserves the right, in its sole discretion to, in respect of each and any series of Notes (i) terminate the Consent Solicitation for any reason, (ii) extend the Expiration Time or (iii) amend the terms of the Consent Solicitation, including to waive any of the conditions to the Consent Solicitation, with respect to any series of Notes. Should the Company terminate the Consent Solicitation, any Holders who previously submitted their Consent would not receive a Consent Fee.

Q:	What risks should I consider in deciding whether to consent to the Proposed Amendments?

A:

In deciding whether to consent to the Proposed Amendments, you should carefully consider the discussion of risks and uncertainties affecting Genworth Financial, Genworth Holdings and their respective subsidiaries described in the section entitled “Statement Regarding Forward-Looking Statements,” which do not represent the only risks that we or you may face. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also affect your decision whether to consent to the Proposed Amendments. You should further review the section of this Statement entitled “Certain Significant Considerations” for a discussion of certain factors that you should consider in evaluating the consequences of the adoption of the Proposed Amendments. You should also review the section of this Statement entitled “Where You Can Find More Information” and the documents referenced therein. You should also carefully consider the other information included in this Statement for other risks that may affect you.

Q:	What tax consequences should I be aware of if I consent to the Proposed Amendments?

A:

We intend to take the position that each series of Notes will not be treated as exchanged for “new” Notes of such series for U.S. federal income tax purposes as a result of the adoption of either the Proposed Amendments or the payment of the Consent Fee, except as noted below. Assuming our position is respected, a consenting Holder of such Notes may have income in respect of the receipt of the Consent Fee but will not otherwise realize gain or loss as result of the Holder’s Consent. The foregoing description does not apply to a separate approximately $19.9 million tranche of 2023 Notes (CUSIP number 372491AA8) and a separate approximately $15.4 million tranche of 2024 Notes (CUSIP number 372491AB6) comprised of Notes that did not previously consent to certain indenture amendments in 2018.

For a discussion of certain U.S. federal income tax considerations relating the Consent Solicitation relevant to beneficial owners of Notes, including the payment of the Consent Fee, the applicability of U.S. withholding tax for beneficial owners that are not U.S. persons, and the treatment of those 2023 Notes and 2024 Notes that did not previously consent to certain indenture amendments in 2018, see “Certain U.S. Federal Income Tax Considerations.”

IMPORTANT NOTICE

Holders are requested to read and carefully consider the information contained herein.

Recipients of this Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Consent Solicitation.

This Statement does not constitute a solicitation of Consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable laws. Holders residing outside the United States who wish to deliver a Consent must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith. If the Company becomes aware of any state or foreign jurisdiction where the making of the Consent Solicitation is prohibited, the Consent Solicitation will not be made to (and Consents will not be accepted from or on behalf of) Holders in such state or foreign jurisdiction.

No broker, dealer, salesperson or other person has been authorized to provide any information or to make any representation not contained in this Statement and, if given or made, such information or representation may not be relied upon as having been authorized by the Company, Genworth Financial, the Trustee, the Solicitation Agent, the Tabulation Agent or the Information Agent. The Company, Genworth Financial, the Trustee, the Solicitation Agent and the Information Agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. The delivery of this Statement at any time after the date hereof does not imply that the information herein is correct as of any time subsequent to its date.

You are responsible for making your own examination of the Company and Genworth Financial and your own assessment of the merits and risks of participating in the Consent Solicitation. You may contact us at any time if you need additional information. By participating in the Consent Solicitation, you acknowledge that:

•	you have reviewed this Statement;

•	you have had an opportunity to ask questions and request from us any additional information that you need from us and you have reviewed that additional information; and

•

none of the Company, Genworth Financial, the Trustee, the Solicitation Agent or the Information Agent or any of their respective affiliates, control persons, directors, officers, employees, agents or representatives (collectively, “Representatives”) is liable or responsible for, nor is making any representation, express or implied, to you concerning the Company’s or Genworth Financial’s future performance.

None of the Company, Genworth Financial, the Trustee, the Solicitation Agent or the Information Agent or any of their respective Representatives makes any recommendation as to whether or not Holders should deliver Consents pursuant to the Consent Solicitation.

This Statement is solely for the purposes of the Consent Solicitation. Neither the Consent Solicitation nor the delivery of this Statement constitutes an offering of securities of the Company or Genworth Financial or any other person and this Statement may not be used for such purposes or in connection with the purchase or sale of any securities, including, without limitation, the Notes.

This Statement has not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state securities commission, nor has the SEC or any state securities commission passed upon the fairness or merits of such transaction nor upon the accuracy or adequacy of the information contained in this Statement. Any representation to the contrary is unlawful.

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Important Notice Regarding Consent Procedures

All of the Notes are held through DTC by DTC Participants. Any Beneficial Owner of Notes who is not a Holder of such Notes must arrange with the person who is the Holder or such Holder’s assignee or nominee to deliver their Consent on behalf of such Beneficial Owner.

DTC has confirmed that the Consent Solicitation is eligible for ATOP and has authorized DTC Participants to electronically deliver Consents by causing DTC to temporarily transfer and surrender their Notes and indicate delivery of a Consent to the Tabulation Agent, in accordance with DTC’s ATOP procedures. DTC will verify each temporary transfer and surrender of Notes and confirm the electronic delivery of such Consent by sending an Agent’s Message (as defined below) to the Tabulation Agent. DTC Participants must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC. Beneficial Owners must contact the broker, dealer, commercial bank, custodian or DTC Participant who holds Notes for them if they wish to instruct such party to deliver a Consent with respect to the Beneficial Owner’s Notes.

After DTC submits the Agent’s Message with respect to a Consent, the CUSIP for the applicable Notes will be blocked, and a consenting Holder’s position cannot be sold or transferred until the earliest of (i) the Expiration Time, (ii) the date on which the DTC Participant properly revokes its Consent and (iii) the date on which the Consent Solicitation is terminated. The Tabulation Agent will instruct DTC to release the positions as soon as practicable but no later than three business days after either the Expiration Time or subsequent date following the Expiration Time and not exceeding forty-five calendar days from the date of this Statement. The Consent Fee will be paid promptly following the satisfaction of all of the conditions described herein, at which time the Proposed Amendments will become operative.

Consents may be delivered only in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof except that Consents for the 2034 Notes and the 2066 Notes may be delivered only in principal amounts equal to minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Holders who deliver consents that are less than all of their Notes must continue to hold Notes in at least the Minimum Authorized Denomination and integral multiples of $1,000 in excess thereof.

Except as noted below, the CUSIP numbers for each series of Notes will remain the same. If you are a consenting Holder of the separate tranche of 2023 Notes (approximately $19.9 million principal amount, CUSIP number 372491AA8) or 2024 Notes (approximately $15.4 million principal amount, CUSIP number 372491AB6) comprised of Notes that did not previously consent to certain indenture amendments in 2018, such 2023 and 2024 Notes will be treated as exchanged for “new” 2023 Notes or 2024 Notes when the Proposed Amendments become operative, and you are expected to receive Notes with a new CUSIP, which will be the same CUSIP as the CUSIP of the other outstanding tranche of 2023 Notes or 2024 Notes comprised of Notes that consented to the 2018 indenture amendments. See “Certain U.S. Federal Income Tax Considerations.”

See “The Solicitation—How to Consent” for additional information regarding Consent procedures.

SUMMARY

The following summary is provided for the convenience of the Holders. This section does not contain all of the information that may be important to you. You should carefully read this Statement and the information incorporated by reference herein to fully understand the terms of the Proposed Amendments, as well as the other considerations that are important to you in deciding whether to deliver your Consent. All capitalized terms used but not defined in this section are defined in other sections of this Statement.

The Company	Genworth Holdings, Inc.

The Guarantor	Genworth Financial, Inc.

The Notes	Outstanding Principal Amount	Description of Securities	CUSIP Number(s)
	$397,000,000	7.700% Senior Notes due 2020	37247DAM8
	$381,703,000	7.20% Senior Notes due February 2021	37247DAN6
	$698,319,000	7.625% Senior Notes due September 2021	37247DAP1
	$400,000,000	4.900% Senior Notes due 2023	372491AA8; 372491AF7
	$400,000,000	4.800% Senior Notes due 2024	372491AB6; 372491AG5
	$300,000,000	6.500% Senior Notes due 2034	37247DAB2
	$600,000,000	6.15% Fixed-to-Floating Rate Junior Subordinated Notes due 2066	37247DAG1

The Indentures

The Senior Notes Indenture, dated as of June 15, 2004 between Genworth Holdings (formerly Genworth Financial, Inc.) and The Bank of New York Mellon Trust Company, N.A., as successor to JP Morgan Chase Bank, N.A. (formerly JP Morgan Chase Bank), as Trustee, as supplemented by:

•  Supplemental Indenture No.1, dated as of June 15, 2004,

•  Supplemental Indenture No. 2, dated as of September 19, 2005,

•  Supplemental Indenture No. 3, dated as of June 12, 2007,

•  Supplemental Indenture No. 4, dated as of May 22, 2008,

•  Supplemental Indenture No. 5, dated as of December 8, 2009,

•  Supplemental Indenture No. 6, dated as of June 24, 2010,

•  Supplemental Indenture No. 7, dated as of November 22, 2010,

•  Supplemental Indenture No. 8, dated as of March 25, 2011,

•  Supplemental Indenture No. 9, dated as of April 1, 2013,

•  Supplemental Indenture No. 10, dated as of August 8, 2013,

•  Supplemental Indenture No. 11, dated as of December 10, 2013,

•  Supplemental Indenture No. 12, dated as of March 18, 2016 and

•  Supplemental Indenture No. 13, dated as of October 3, 2018,

governing the Company’s 7.700% Senior Notes due 2020, 7.20% Senior Notes due 2021, 7.625% Senior Notes due 2021, 4.900% Senior Notes due 2023, 4.800% Senior Notes due 2024 and 6.500% Senior Notes due 2034.

The Subordinated Notes Indenture, dated as of November 14, 2006 between Genworth Holdings (formerly Genworth Financial, Inc.) and The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented by:

•  the First Supplemental Indenture, dated as of November 14, 2006,

•  the Second Supplemental Indenture, dated as of April 1, 2013 and

•  the Third Supplemental Indenture, dated as of March 18, 2016,

governing the Company’s 6.15% Fixed-to-Floating Rate Junior Subordinated Notes due 2066.

Holders	The Company is soliciting Consents from all Holders of the Notes.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Consent Solicitation	The Company is soliciting Consents by Holders to the Proposed Amendments. See “Proposed Amendments to the Indentures.”

Expiration Time	The Consent Solicitation will expire with respect to each series of Notes at 5:00 p.m. New York City time on August 9, 2019, unless earlier terminated or extended with respect to any such series.

Consent Fee	Holders who consent to the Proposed Amendments will be eligible to receive a Consent Fee of $2.50 per $1,000 in principal amount of Notes, subject to the conditions described in this Statement.

Conditions to the Consent Solicitation and Payment of the Consent Fee	The consummation of the Consent Solicitation in respect of a series of Notes is conditioned upon (i) receipt by the Tabulation Agent at or before the Expiration Time of the Requisite Consents in respect of such series of Notes, (ii) execution by the Company, Genworth Financial and the Trustee of the New Supplemental Indenture embodying the Proposed Amendments to the Indenture relating to such series of Notes and (iii) satisfaction of the General Conditions upon the Effective Date. In addition, following execution and delivery of a New Supplemental Indenture in respect of a series of Notes, the Proposed Amendments contained therein will not become operative and the Consent Fee and the Soliciting Broker Fee in respect of a series of Notes, will not become payable unless the following Additional Conditions have been satisfied or waived: (i) execution by the Company, Genworth Financial and the Trustee of the New Supplemental Indenture relating to each other series of Notes embodying the Proposed Amendments to the Indenture and (ii) satisfaction of the General Conditions upon such operative date.

Requisite Consents	In accordance with the terms of each Indenture, in order for a New Supplemental Indenture to be approved with respect to a series of Notes, and the Proposed Amendments contained therein to become operative, valid and unrevoked Consents must be received from Holders of a majority in aggregate principal amount of each series (each series voting as a separate class) of Notes then outstanding that is affected by a New Supplemental Indenture.

Consequences of Not Delivering a Consent	Upon the Proposed Amendments becoming operative in respect of a series of Notes, all Holders of Notes of such series will be bound by the terms of the New Supplemental Indenture embodying such Proposed Amendments, even if they did not deliver their Consent. Holders who do not deliver a Consent will not receive a Consent Fee.

Procedures for Delivering Consent

Consents must be electronically delivered in accordance with DTC’s ATOP procedures. Any Beneficial Owner may instruct its broker, dealer, custodian or other intermediary to deliver a Consent to the Proposed Amendments.

With respect to any Notes, in order to effectively consent to the Proposed Amendments and be eligible to receive the Consent Fee, the registered Holder of such Notes must properly deliver its Consent at or prior to the Expiration Time.

If Notes are registered in the name of a broker, dealer, commercial bank, trust company or other intermediary and the Beneficial Owner wishes to consent to the Proposed Amendments, the Beneficial Owner must promptly contact and instruct such registered Holder to deliver a Consent on the Beneficial Owner’s behalf. Any Beneficial Owner of Notes registered in the name of a DTC Participant may direct the DTC Participant through whom such Beneficial Owner’s Notes are held to deliver a Consent on such Beneficial Owner’s behalf.

For the avoidance of doubt, a Holder of more than one series of Notes may deliver Consents in respect of any and all series of Notes held by such Holder.

DTC Participants must electronically deliver a Consent by causing DTC to temporarily transfer and surrender their Notes to the Tabulation Agent in accordance with DTC’s ATOP procedures. The Notes will not be transferable to third parties until the earliest of (i) the Expiration Time, (ii) the date on which the DTC Participant revokes its Consent and (iii) the date on which the Consent Solicitation is terminated.

See “The Solicitation—How to Consent.”

Revocation of Consents	Consents with respect to a series of Notes may be revoked by a Holder if the Tabulation Agent receives a properly transmitted notice of revocation of Consent in accordance with DTC’s ATOP procedures at any time prior to the earlier of the Effective Date (of the New Supplemental Indenture embodying the Proposed Amendments with respect to such series of Notes) and the Expiration Time. Each Holder, by delivering its Consent, will agree not to revoke its Consent except in accordance with the conditions and procedures for revocation of Consents specified under “The Solicitation—Revocation of Consents.”

Soliciting Broker Fee	With respect to any Consent in respect of a series of Notes accepted by the Company, the Company will also pay the relevant soliciting broker a fee of $2.50 per $1,000 principal amount of Notes, of such series to which the Consent relates, provided that such fee will only be paid with respect to the first $200,000 aggregate principal amount of each series of Notes for which a Consent is delivered by any individual Holder. See “The Solicitation—Soliciting Broker Fee.”

Certain Tax Considerations to Holders	For a discussion of certain U.S. federal income tax considerations relating to the Consent Solicitation, including the payment of the Consent Fee, relevant to the Beneficial Owners of Notes, see “Certain U.S. Federal Income Tax Considerations.”

Solicitation Agent	BofA Securities, Inc.

Information Agent and Tabulation Agent	Global Bondholder Services Corporation

PROPOSED AMENDMENTS TO THE INDENTURES

Purpose of the Consent

The purpose of this Consent Solicitation is to create an express authorization under the Company’s Indentures for the sale of all or part of our non-U.S. mortgage business or assets, including Genworth Canada. As previously announced, Genworth is considering a potential sale of Genworth Canada in order to increase the likelihood of subsequently completing the China Oceanwide Transaction. We also believe that the sale of Genworth Canada would allow us to reduce our outstanding indebtedness and increase our financial flexibility, whether or not the China Oceanwide Transaction is consummated.

Background

On October 21, 2016, Genworth entered into a definitive merger agreement with China Oceanwide for the China Oceanwide Transaction. In connection with the China Oceanwide Transaction, China Oceanwide has agreed to implement a capital plan that would benefit our business and financial strength.

Closing of the China Oceanwide Transaction is currently subject to the approval of Canadian regulators. However, the parties have not yet received that approval despite multiple inquiries and efforts. Accordingly, as previously announced, China Oceanwide has agreed to allow Genworth to solicit interest for a potential disposition of Genworth Canada in order to facilitate the receipt of the Canadian regulatory approval (or make such approval unnecessary).

If Genworth identifies a suitable transaction for a Genworth Canada disposition, China Oceanwide will have the right to accept or reject the terms of that proposed transaction. If China Oceanwide accepts the terms, the parties will seek to close the sale of Genworth Canada as promptly as possible, and the China Oceanwide Transaction concurrently or promptly thereafter. However, in the event China Oceanwide rejects the proposed Genworth Canada sale transaction, the parties will each have the right to terminate the merger agreement at that time.

Any potential sale of the portion of Genworth Canada held by Genworth Holdings must be made in compliance with the Company’s Indentures, but the application of certain provisions in the Indentures to a potential sale of all or part of our non-U.S. mortgage business is unclear. While the Indentures place restrictions on the ability of Genworth Holdings to dispose of “all or substantially all of its assets,” the Indentures contain no objective standards for measuring a disposition in relation to the “all or substantially all” test. Genworth owns a 57% equity interest in Genworth Canada, of which Genworth Holdings owns a 40.6% interest in Genworth Canada and Genworth’s U.S. mortgage insurance business owns the remaining 16.4% interest. Although the portion of Genworth Canada’s assets attributable to Genworth Holdings’ ownership interest in Genworth Canada constitutes a relatively small portion of Genworth Holdings’ consolidated assets on a book basis, we estimate that the market value of Genworth Holdings’ interest in Genworth Canada constitutes a higher percentage of the market value of Genworth Holdings’ assets. Furthermore, we believe that applicable judicial precedent provides us with no definitive guidance for our specific situation. Accordingly, the Consent Solicitation would amend the Indentures to include an express authorization for the sale of all or part of our non-U.S. mortgage business or assets, including a disposition of Genworth Canada.

In addition to the required Canadian regulatory approval, the China Oceanwide Transaction is subject to other closing conditions. No assurance can be given regarding the completion of the China Oceanwide Transaction, any disposition of Genworth Canada, or the timing or the terms thereof.

Simplified Organizational Chart

Proposed Amendments

If the Proposed Amendments are adopted, the Senior Notes Indenture, with respect to a series of Senior Notes, and the Subordinated Notes Indenture, with respect to the 2066 Notes, will each be amended by:

(1)    Adding a new Section 11.05 of the Senior Notes Indenture and Section 8.05 of the Subordinated Notes Indenture (with the appropriate cross-references, as set forth below):

Section [11.05][8.05]. Disposition of Non-U.S. Mortgage Insurance Businesses or Assets. Notwithstanding any other provision herein, the Company may sell, convey, transfer or otherwise dispose of all or any portion of the interest of the Company or any of its subsidiaries in any mortgage insurance businesses or assets located outside of the United States (a “Non-U.S. Mortgage Sale”), in one or more transactions, without complying with the foregoing provisions of this Article [Eleven][Eight], provided that the Company shall, within 6 months from the receipt by it or its subsidiaries of the Net Cash Proceeds from such Non-U.S. Mortgage Sale, use, or cause to be used, cash in an amount equal to 80% of such Net Cash Proceeds to reduce outstanding indebtedness of the Company, and pay any associated premium, fees, interest and expenses.

(2)    Amending Section 1.01 (Definitions) to amend and restate the definition of “Net Cash Proceeds” as follows:

Net Cash Proceeds:

The term “Net Cash Proceeds” shall mean the aggregate cash proceeds, if and when received, by (i) the Company or (ii) Genworth Financial, Inc., or any of its or the Company’s subsidiaries (to the extent that such aggregate cash proceeds are capable of being freely distributed to the Company through inter-company payments without any regulatory or other legal or organizational restriction) in respect of any Non-U.S. Mortgage Sale or Life Sale to any person other than Genworth Financial, Inc. or any of its subsidiaries, net of separation and transaction expenses relating to such Non-U.S. Mortgage Sale or Life Sale, including legal, accounting and investment banking or advisor fees, sales or brokerage commissions; third party consent fees; any employee-related expenses incurred as a result thereof; taxes or tax related expenses paid or payable as a result thereof, including any reserves therefor or any obligations payable to third parties or affiliated, regulatory legal entities; any regulatory capital or reserves required to be maintained; any payments of liabilities accelerated or otherwise payable as a result of the transaction and intercompany settlements; any payments in respect of indebtedness secured by such assets; any deduction of appropriate amounts to be provided by the Company as a reserve against liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its subsidiaries after such sale or disposition, including pension and other post-employment benefit liabilities.

Section 10.02 of the Senior Notes Indenture and Section 9.02 of the Subordinated Notes Indenture each provide for the amendment of any provision of the Indenture related to a series of Notes (except certain provisions not relevant to the Consent Solicitation) by execution of a supplemental indenture upon the consent of Holders of at a majority in aggregate principal amount of the outstanding Notes of each series (each series voting as a separate class) affected by such supplemental indenture.

In respect of a series of Notes, upon the execution of the New Supplemental Indenture and the Proposed Amendments affecting such series of Notes becoming operative and upon the satisfaction of the conditions set forth in this Statement, including the receipt of the Requisite Consents with respect to such series of Notes, all Holders of Notes of such series will be bound by the terms of such New Supplemental Indenture, even if they did not deliver Consents with respect thereto. While the Company intends to execute the New Supplemental Indentures in respect of each series of Notes promptly following the Expiration Time or, if earlier, upon receipt of the Requisite Consents with respect to such series of Notes and satisfaction or waiver of the other conditions as set forth herein, such New Supplemental Indentures, and the Proposed Amendments contained therein, will not become operative unless all conditions to the Consent Solicitation and to payment of the Consent Fee described in this Statement are satisfied or waived.

Regardless of whether the Proposed Amendments become operative in respect of a series of Notes, the Notes of such series will remain outstanding in accordance with all other terms of the Indenture relating to such Notes. The changes effected by the Proposed Amendments do not alter the Company’s contractual obligation to pay the principal of or interest on the Notes or the guarantee of the Notes by Genworth Financial and are effective only upon the terms and conditions contained herein. If the Consent Solicitation is terminated in respect of a series of Notes, the Proposed Amendments will have no effect on the Notes of such series or the Holders of Notes of such series.

Except as noted below, the CUSIP numbers for each series of Notes will remain the same. If applicable, as described in “Certain U.S. Federal Income Tax Considerations,” if you are a consenting Holder of the separate tranche of 2023 Notes (approximately $19.9 million principal amount, CUSIP number 372491AA8) or 2024 Notes (approximately $15.4 million principal amount, CUSIP number 372491AB6) comprised of Notes that did not previously consent to certain indenture amendments in 2018, such 2023 and 2024 Notes will be treated as exchanged for “new” 2023 Notes or 2024 Notes when the Proposed Amendments become operative, and you are expected to receive Notes with a new CUSIP, which will be the same CUSIP as the CUSIP of the other outstanding tranche of 2023 Notes or 2024 Notes, comprised of Notes that consented to the 2018 indenture amendments. The terms and denominations of such “new” tranche of 2023 Notes or 2024 Notes will be identical to the terms and denominations of the existing 2023 Notes and 2024 Notes.

Copies of the Indentures and the New Supplemental Indentures are available to Holders of Notes of the series to which the respective Indentures and New Supplemental Indentures relate upon request from the Information Agent. All statements in this Statement regarding the substance of the Proposed Amendments and the Indentures are qualified in their entirety by reference to the New Supplemental Indentures and the Indentures.

CERTAIN SIGNIFICANT CONSIDERATIONS

The following considerations, in addition to the other information described elsewhere in this Statement and incorporated by reference herein (including, in particular, those risk factors set out in our Annual Report on Form 10-K for the year ended December 31, 2018 and incorporated by reference herein), should be carefully considered by each Holder before deciding whether to consent to the Proposed Amendments.

Risks Following Approval of the Proposed Amendments

Even if the Consent Solicitation is successful and the Proposed Amendments are adopted, there is no guarantee that we would successfully reach an agreement or enter into and execute a transaction regarding the disposition of all or any portion of our interest in Genworth Canada or any other non-U.S. mortgage businesses or assets on favorable terms or at all, or that Genworth will subsequently close the China Oceanwide Transaction.

If the Proposed Amendments become operative, you will not be able to assert that one or more Non-U.S. Mortgage Sale(s) is a disposition of “all or substantially all of the assets” of the Company that requires the successor to the relevant assets to assume the obligations of the Notes under the applicable Indenture or results in a default thereunder. The Company would continue to be the obligor (and Genworth Financial the guarantor) of the Notes and credit support for those obligations would come from the remaining assets held by the Company, not the disposed businesses and assets. While we would be required to reduce our indebtedness with cash in an amount equal to 80% of the Net Cash Proceeds received by Genworth Holdings or its subsidiaries from any Non-U.S. Mortgage Sale within 6 months from the receipt thereof, there is no guarantee that any given Holder’s Notes will be repaid. For example, in addition to the multiple series of Notes, other currently outstanding indebtedness of Genworth Holdings includes the $450 million senior secured term loan facility and the $200 million intercompany note owed to Genworth Life Insurance Company. Further, there is no assurance as to the amount of Net Cash Proceeds that would result from any third party sale or whether such Non-U.S. Mortgage Sale would achieve our strategic objectives. Nor is there any requirement that proceeds from any disposition of interests in Genworth Canada not held by Genworth Holdings or its subsidiaries would be used to repay Genworth Holdings’ indebtedness. Moreover, a disposition of all or any portion of our businesses and assets may materially alter our business by, inter alia, changing our credit profile or ratings, concentrating our operations in the remaining insurance businesses by eliminating potential future cash flow streams from the disposed businesses and assets.

Risks to Holders Who Do Not Deliver Consents if the Proposed Amendments are Approved

If, in respect of a series of Notes, the Requisite Consents to the Proposed Amendments are received at or prior to the Expiration Time, but a Holder of Notes of such series does not deliver its Consent to the Proposed Amendments at or prior to the Expiration Time, such Holder will not receive any Consent Fee. In addition, if, in respect of a series of Notes, the Requisite Consents to the Proposed Amendments are provided prior to the Expiration Time, the Company and the Trustee will execute the New Supplemental Indentures relating to such series of Notes, and, if the other conditions described in this Statement are satisfied or waived, it will result in the Proposed Amendments becoming operative with respect to such series of Notes. Once the New Supplemental Indentures become operative, the rights of all Holders of the affected series of Notes will be affected by the Proposed Amendments, whether or not such Holder provided its Consent.

Risks to Consummation of the Consent Solicitation and Payment of the Consent Fees

The consummation of the Consent Solicitation and the payment of any Consent Fee in respect of a series of Notes are subject to the satisfaction or waiver by the Company of certain conditions, including the receipt by the Company of the Requisite Consents with respect to all series of Notes. See “The Solicitation—Conditions to the Consent Solicitation and Payment of the Consent Fee.” There can be no assurance that such conditions will be met or waived. If those conditions are not met or waived and the Consent Solicitation is not consummated, Holders of Notes of such series will not receive the Consent Fee.

Risks Related to Consent Procedures

Holders are responsible for complying with all of the procedures for submitting Consents. None of the Company, the Solicitation Agent, the Information Agent and Tabulation Agent or the Trustee or any of their respective directors, officers, employees, agents or affiliates assumes any responsibility for informing Holders of irregularities with respect to any Consent. All Consents delivered and not validly revoked by the Expiration Time will be irrevocable thereafter.

The Notes for which a Consent has been delivered through ATOP as part of the Consent Solicitation prior to the Expiration Time will be held under one or more temporary CUSIP numbers (i.e., Contra CUSIP) during the period beginning at the time the DTC Participant electronically delivers a Consent and ending on the earlier of (i) the Expiration Time, (ii) the date on which the DTC Participant revokes its consent and (iii) the date on which the Consent Solicitation is terminated. During the period that Notes are held under a temporary CUSIP number or numbers, such Notes will not be freely transferable to third parties and will be blocked. The Tabulation Agent will instruct DTC to release the positions as soon as practicable but no later than three business days after either the Expiration Time or subsequent date following the Expiration Time and not exceeding forty-five calendar days from the date hereof.

Subsequent to the date on which the Notes are no longer blocked from trading, Holders may transfer the Notes in accordance with the terms thereof and in accordance with the procedures of DTC. However, the right to receive the Consent Fee is not transferable with any Notes. The Consent Fee payment will only be made to the Holder that provided and did not validly revoke its Consent prior to the Expiration Time. No subsequent Holder of the Notes will be entitled to receive any Consent Fee. In the period of time during which Notes are blocked pursuant to the foregoing procedures for delivering Consents, Holders may be unable to promptly liquidate their Notes or timely react to adverse trading conditions and could suffer losses as a result of these restrictions on transferability.

THE SOLICITATION

General

In order to approve a Proposed Amendment, the Company must receive the “Requisite Consents,” which, under each Indenture, means valid and unrevoked Consents of Holders of a majority in aggregate principal amount of each series (each series voting as a single class) of Notes then outstanding that is affected by the New Supplemental Indenture implementing such Proposed Amendment. The outstanding principal amount for each series of Notes issued and outstanding, as of the date hereof, is set forth in the table appearing on the front cover page of this Statement.

If a Proposed Amendment becomes operative in respect of a series of Notes, it will be binding on all Holders of Notes of such series and their successors and transferees, whether or not such Holders consented to the Proposed Amendments. Failure to deliver a Consent will have the same effect as if a Holder had voted “No” to the Proposed Amendments.

Consent Fee

In the event that the Proposed Amendments in respect of a series of Notes become operative, the Company will pay the Consent Fee to the Holders of Notes of such series who delivered a valid Consent (not subsequently revoked) at or prior to the Expiration Time. The Consent Fee will be paid promptly following the satisfaction of all of the conditions described herein, at which time the Proposed Amendments will become operative.

Consents in respect of a series of Notes will expire if the Requisite Consents to the Proposed Amendments have not been obtained at or before the Expiration Time (which term includes any extension of the original Expiration Time). Interest will not accrue on or be payable with respect to any Consent Fee.

How to Consent

Each Holder who delivers a Consent to the Proposed Amendments in accordance with the procedures set forth in this Statement will be deemed to have validly consented to the Proposed Amendments.

All of the Notes are held in book-entry form and registered in the name of Cede & Co., as the nominee of DTC. Only Holders are authorized to deliver Consents with respect to their Notes. Therefore, to deliver Consents with respect to the Notes that are held through a broker, dealer, commercial bank, trust company or other nominee, the Beneficial Owner thereof must instruct such nominee to deliver Consents on the Beneficial Owner’s behalf according to the procedures described below.

DTC has confirmed that the Consent Solicitation is eligible for ATOP. Accordingly, consenting DTC Participants must electronically deliver a Consent by causing DTC to temporarily transfer and surrender their Notes to the Tabulation Agent in accordance with DTC’s ATOP procedures. By making such transfer and delivery of a Note, DTC Participants will be deemed to have delivered a Consent with respect to any Notes so transferred and surrendered. DTC will verify each temporary transfer and surrender and confirm the electronic delivery of such Consent by sending an Agent’s Message to the Tabulation Agent.

The term “Agent’s Message” means a message transmitted by DTC and received by the Tabulation Agent, which states that DTC has received an express and unconditional acknowledgment from the DTC Participant delivering Consents that such DTC Participant (i) has received and agrees to be bound by the terms of the Consent Solicitation as set forth in this Statement and that the Company may enforce such agreement against such DTC Participant, and (ii) consents to the Proposed Amendments as described in this Statement.

The Tabulation Agent will seek to establish a new ATOP account or utilize an existing ATOP account with respect to each series of Notes at DTC promptly after the date of this Statement (to the extent that such arrangements have not been made previously by the Tabulation Agent), and a DTC Participant whose name appears on a security position listing as the owner of the Notes may make book-entry delivery of Consents by causing DTC to transfer Notes into the proper ATOP account or electronically deliver the Consents. Deliveries of Consents are effected through ATOP by delivery of an Agent’s Message by DTC to the Tabulation Agent.

The Notes for which a Consent has been delivered through ATOP as part of the Consent Solicitation prior to the Expiration Time will be held under one or more temporary CUSIP numbers (i.e., Contra CUSIP) during the period beginning at the time the DTC Participant electronically delivers a Consent and ending on the earliest of (i) the Expiration Time, (ii) the date on which the DTC Participant revokes its Consent and (iii) the date on which the Consent Solicitation is terminated. During the period that Notes are held under a temporary CUSIP number or numbers, such Notes will not be freely transferable to third parties and will be blocked. The Tabulation Agent will instruct DTC to release the positions as soon as practicable but no later than three business days after either the Expiration Time or subsequent date following the Expiration Time and not exceeding forty-five calendar days from the date hereof. Except as noted below, the CUSIP numbers for each series of Notes will remain the same. If you are a consenting Holder of the separate tranche of 2023 Notes (approximately $19.9 million principal amount, CUSIP number 372491AA8) or 2024 Notes (approximately $15.4 million principal amount, CUSIP number 372491AB6) comprised of Notes that did not previously consent to certain indenture amendments in 2018, such 2023 and 2024 Notes will be treated as exchanged for “new” 2023 Notes or 2024 Notes when the Proposed Amendments become operative, and you are expected to receive Notes with a new CUSIP, which will be the same CUSIP as the CUSIP of the other outstanding tranche of 2023 Notes or 2024 Notes comprised of Notes that consented to the 2018 indenture amendments. See “Certain U.S. Federal Income Tax Considerations.”

Consents must be electronically delivered in accordance with DTC’s ATOP procedures.

A Beneficial Owner of Notes held through a broker, dealer, commercial bank, trust company or other intermediary must provide appropriate instructions to such person in order to cause a delivery of a Consent with respect to such Notes.

Holders desiring to deliver their Consents prior to the Expiration Time must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such respective date. Consents not delivered prior to the Expiration Time will be disregarded and of no effect.

The method of delivery of a Consent through ATOP and any other required documents to the Tabulation Agent is at the election and risk of the Holder, and, delivery will be deemed made only when made through ATOP in accordance with the procedures described herein.

All questions as to the validity, form, eligibility (including time of receipt), acceptance or payment and revocation of Consents will be determined by the Company in its sole discretion, which determination will be conclusive and binding. The Company reserves the absolute right in its sole discretion to reject any or all Consents that are not in proper form or the acceptance of which could, in the opinion of the Company or its counsel, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any defects or irregularities in connection with deliveries of particular Consents, whether or not similar defects or irregularities are waived in the case of other Holders. Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as the Company determines. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. None of the Company or Genworth Financial or any of their affiliates, the Solicitation Agent, the Information Agent, the Tabulation Agent, the Trustee or any other person shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. The Company’s interpretations of the terms and conditions of the Consent Solicitation shall be conclusive and binding.

No consent form or letter of transmittal should be executed in relation to the Consent Solicitation or the Consents delivered through DTC. The valid electronic delivery of Consents through the temporary transfer and surrender of Notes in accordance with DTC’s ATOP procedures shall constitute a written Consent to the Consent Solicitation.

Revocation of Consents

Each properly completed and executed Consent will be counted unless the procedure for revocation of Consents described below has been followed. Consents may not be revoked after the earlier of the Expiration Time and the Effective Date.

Holders who wish to exercise their right of revocation with respect to a Consent must give a properly transmitted “Requested Message” through ATOP, which must be received by the Tabulation Agent through ATOP, prior to the earlier of the Expiration Time and the Effective Date. In order to be valid, a notice of revocation must specify the name of the Holder and the principal amount of the Notes with respect to which a Consent is being revoked. Validly revoked Consents may be redelivered by following the procedures described elsewhere in this Statement at any time prior to earlier of the Expiration Time and the Effective Date. Under no circumstances may Consents be revoked after the earlier of the Expiration Time and the Effective Date.

Any notice of revocation received after the Effective Date will not be effective, even if received prior to the Expiration Time. A revocation of a Consent to the Proposed Amendments by a Holder can only be accomplished in accordance with the foregoing procedures.

Only a Holder is entitled to revoke a Consent previously given by it. A Beneficial Owner of Notes who is not the Holder of such Notes must arrange with the Holder to revoke any Consent already given with respect to such Notes in accordance with the foregoing procedures. A Consent to the Proposed Amendments will bind the consenting Holder and every subsequent holder of such Holder’s Notes or any portion thereof, even if notation of the Consent is not made on such Notes.

The Company reserves the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by the Company in its sole discretion, which determination will be conclusive and binding. None of the Company or Genworth Financial or any of their affiliates, the Solicitation Agent, the Information Agent, the Tabulation Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.

Conditions to the Consent Solicitation and Payment of the Consent Fee

Notwithstanding any other provision of this Statement, the consummation of the Consent Solicitation in respect of a series of Notes is conditioned upon:

•	receipt by the Tabulation Agent at or before the Expiration Time of the Requisite Consents with respect to such series of Notes;

•	execution by the Company, Genworth Financial and the Trustee of a New Supplemental Indenture embodying the Proposed Amendments affecting such series of Notes; and

•	satisfaction of the General Conditions upon the Effective Date.

In addition, following execution and delivery of a New Supplemental Indenture in respect of a series of Notes, the Proposed Amendments contained therein will not become operative and the Consent Fee and the Soliciting Broker Fee in respect of a series of Notes, will not become payable unless the following Additional Conditions have been satisfied or waived:

•

receipt of the Requisite Consents with respect to each other series of Notes and execution by the Company, Genworth Financial and the Trustee of a New Supplemental Indenture embodying the Proposed Amendments to the Indenture relating thereto; and

•	satisfaction of the General Conditions upon such operative date.

We may, in our sole discretion, waive any or all of the General Conditions or Additional Conditions. We may not, however, with respect to any series of Notes, waive the condition with respect to the receipt of the Requisite Consents or the execution and delivery of a New Supplemental Indenture in respect of such series of Notes.

The “General Conditions,” as defined in respect of a series of Notes on the Effective Date or the date on which a New Supplemental Indenture becomes operative, shall be that, on or after the date hereof and before such time, there shall not have been instituted or threatened or be pending any action, suit or other proceeding or investigation by any governmental authority or agency or any other person that:

•

questions the legality, validity, binding effect, enforceability or effectiveness of the Proposed Amendments or the entering into of the New Supplemental Indenture, in each case in respect of such series of Notes;

•

seeks to have the Notes of such series paid before maturity or which questions the accuracy or completeness of any of the statements made in this Statement or in any of the other documents referred to herein; or

•	if adversely determined, would make unlawful or invalid, would enjoin the implementation of, or would impose damages as a result of, any of the foregoing.

Expiration Time; Extensions; Amendment

The Expiration Time with respect to any series of Notes shall occur at 5:00 p.m. New York City time, on August 9, 2019, unless earlier terminated or extended with respect to such series. The Company may, in its sole discretion, extend the Expiration Time in respect of one or more series of Notes. In order to extend the Expiration Time, the Company will notify the Information Agent and the Tabulation Agent of any extension by telephonic or written notice and will make a public announcement thereof, each at or before 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Time. Such announcements may state that the Company is extending the Consent Solicitation for a specified period of time or on a daily basis. Failure of any Holder or Beneficial Owner of Notes to be so notified will not affect the extension of the Consent Solicitation.

Notwithstanding anything to the contrary set forth in this Statement, the Company reserves the right, in its sole discretion to, in respect of each and any series of Notes (i) terminate the Consent Solicitation for any reason, (ii) extend the Expiration Time, with respect to any series of Notes, or (iii) amend the terms of the Consent Solicitation, including to waive any of the conditions to the Consent Solicitation, with respect to any series of Notes.

Without limiting the manner in which the Company may choose to make a public announcement of any extension, amendment or termination of the Consent Solicitation, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely press release and complying with any applicable notice provisions of the Indentures.

Soliciting Broker Fee

With respect to any Consent in respect of a series of Notes accepted by the Company, the Company will also pay the relevant soliciting broker a fee of $2.50 per $1,000 principal amount of Notes of such series to which the Consent relates, provided that such fee will only be paid with respect to the first $200,000 aggregate principal amount of each series of Notes for which a Consent is delivered by any individual Holder. In order to be eligible to receive the Soliciting Broker Fee, a properly completed soliciting broker form must be delivered by the relevant soliciting broker to the Tabulation Agent at or prior to the Expiration Time. The Company will, in its sole discretion, determine whether a broker has satisfied the criteria for being eligible to receive a Soliciting Broker Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide deliveries of Consents). The payment of the Soliciting Broker Fee to eligible brokers is subject to the same conditions as payment of the Consent Fee.

A soliciting broker is a retail broker designated in the soliciting broker form and is:

•	a broker or dealer in securities which is a member of any national securities exchange in the United States or of the Financial Industry Regulatory Authority; or

•	a bank or trust company located in the United States.

Soliciting brokers will include any of the organizations described above even when the activities of such organization in connection with the Consent Solicitation consist solely of forwarding to clients materials relating to the Consent Solicitation and delivering Consents as directed by Beneficial Owners thereof. Each soliciting broker will confirm that each Holder that it solicits has received a copy of this Statement, or concurrently with such solicitation provide the Holder with a copy of this Statement. No soliciting broker is required to make any recommendation to Holders as to whether to deliver Consent or refrain from delivering Consent in the Consent Solicitation. No assumption is made, in making payment to any soliciting broker, that its activities in connection with the Consent Solicitation included any activities other than those described in this paragraph. For all purposes noted in materials relating to the Consent Solicitation, the term “solicit” shall be deemed to mean no more than “processing Consents” or “forwarding to customers material regarding the Consent Solicitation.”

Soliciting brokers are not eligible to receive a Soliciting Broker Fee with respect to Notes beneficially owned by such soliciting broker or with respect to any Notes that are registered in the name of a soliciting broker unless such Notes are held by such soliciting broker as nominee and the related Consent is delivered on behalf of the Beneficial Owner of such Notes.

Soliciting brokers should take care to ensure that proper records are kept to document their eligibility to receive any Soliciting Broker Fee. The Company and the Tabulation Agent reserve the right to require additional information at our discretion, as deemed warranted.

Other than the foregoing, no fees or commissions have been or will be paid by us to any broker, dealer or other person, other than the Solicitation Agent, the Information Agent and the Tabulation Agent with respect to the Consent Solicitation.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain of the U.S. federal income tax considerations relating to the adoption of the Proposed Amendments and the receipt of the Consent Fee that may be relevant to a Beneficial Owner of the Notes. This discussion applies only to Notes that are held as capital assets for U.S. federal income tax purposes and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income, the consequences to you if you are a taxpayer subject to special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the consequences to you if you sell your Notes prior to receiving the Consent Fee and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•	financial institutions;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to the Notes;

•	persons holding the Notes as part of a “straddle,” integrated transaction or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes; and

•	tax-exempt entities.

If you are a partnership or other pass-through entity for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners or interest holders will generally depend on the status of the partners or the interest holders and your activities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein, possibly on a retroactive basis. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes.

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Modification of the Notes

General. A “modification” of the terms of a debt instrument, which for this purpose would include the Proposed Amendments, results in a deemed exchange of the original debt instrument for a new debt instrument for U.S. federal income tax purposes in which, subject to the recapitalization rules described below, gain or loss may be recognized by Holders if the modification is “significant.” Subject to provisions applicable to certain categories of modifications, a modification is “significant” under the applicable Treasury regulations if, based on all facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” The applicable Treasury regulations provide that a modification that deletes or alters customary accounting or financial covenants is not a significant modification; the Treasury regulations, however, do not define “customary accounting or financial covenants.” We intend to take the position that the Proposed Amendments, without taking into account the Consent Fee, do not cause a significant modification of the terms of the Notes and, therefore, do not result in a deemed exchange of the Notes.

The applicable Treasury regulations also provide that a change in the yield of a debt instrument is a significant modification if the annual yield of the modified instrument varies from the annual yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 25 basis points or five percent of the annual yield of the unmodified instrument. For purposes of determining the yield on the modified instrument, (a) payments made to the Holders of 2023 Notes (CUSIP number 372491AA8) (such 2023 Notes, the “2018-Nonconsenting 2023 Notes”) and 2024 Notes (CUSIP number 372491AB6) (such 2024 Notes, the “2018-Nonconsenting 2024 Notes), 2034 Notes and 2066 Notes as consideration for the modification in the aggregate, including, although not free from doubt, (i) the unamortized portion of the consent fees paid in connection with (A) the 2016 modification, in the case of the 2018-Nonconsenting 2023 Notes, and 2018-Nonconsenting 2024 Notes, 2034 Notes and the 2066 Notes and (B) the 2018 modification, in the case of the 2034 Notes and (ii) the Consent Fee (collectively, the “Aggregate Consent Fees”) and (b) the Consent Fee paid to Holders of the 2020 Notes, February 2021 Notes, September 2021 Notes, 2023 Notes (CUSIP number 372491AF7) (such 2023 Notes, the “2018-Consenting 2023 Notes”), and 2024 Notes (CUSIP number 372491AG5) (such 2024 Notes, the “2018-Consenting 2024 Notes”) are taken into account as an adjustment to the issue price of the applicable modified debt instrument.

2020 Notes, February 2021 Notes, September 2021 Notes, 2018-Consenting 2023 Notes, 2018-Consenting 2024 Notes, 2034 Notes and 2066 Notes. Whether receipt of the Consent Fee and the resulting change in the yield on the 2020 Notes, February 2021 Notes, September 2021 Notes, 2018-Consenting 2023 Notes and 2018-Consenting 2024 Notes will be sufficient to result in a significant modification and deemed exchange, as described above, may depend upon whether the 2018 Consent Fee was paid in respect of a particular Note. An over-whelming majority of the Holders received the 2018 Consent Fee. Other than with respect to consenting Holders of the 2018-Nonconsenting 2023 Notes and the 2018-Nonconsenting 2024 Notes (as those Holders did not receive the 2018 Consent Fee), we do not, nor will we, have the ability to determine which, if any, consenting Holders received only the Consent Fee and not the 2018 Consent Fee. Accordingly, we intend to treat all of the consenting Holders of the 2020 Notes, February 2021 Notes, September 2021 Notes, 2018-Consenting 2023 Notes and 2018-Consenting 2024 Notes as having received the 2018 Consent Fee such that, in 2018, the 2020 Notes, February 2021 Notes, September 2021 Notes, 2018-Consenting 2023 Notes and 2018-Consenting 2024 Notes were significantly modified in 2018 and deemed to be exchanged for “new” Notes of such series.

The change in the yield on the 2020 Notes, February 2021 Notes, September 2021 Notes, 2018-Consenting 2023 Notes, 2018-Consenting 2024 Notes, 2034 Notes and 2066 Notes held by consenting Holders resulting from the receipt of the Aggregate Consent Fees by Holders of the 2034 Notes and 2066 Notes and the Consent Fees by Holders of the 2020 Notes, February 2021 Notes, September 2021 Notes, 2018-Consenting 2023 Notes and 2018-Consenting 2024 Notes should not be sufficient to cause a significant modification of such Notes under the Treasury regulations. We intend to take the position, with respect to the 2020 Notes, February 2021 Notes, September 2021 Notes, 2018-Consenting 2023 Notes, 2018-Consenting 2024 Notes, 2034 Notes and 2066 Notes (together, the “Nonsignificantly Modified Notes”), that neither the receipt of the Aggregate Consent Fees by Holders of the 2034 Notes and 2066 Notes and the Consent Fees by Holders of the 2020 Notes, February 2021 Notes, September 2021 Notes, 2018-Consenting 2023 Notes and 2018-Consenting 2024 Notes nor, as discussed above, the effectiveness of the Proposed Amendments should result in a significant modification for U.S. federal income tax purposes. Except where stated otherwise, the remainder of this discussion assumes our position will be respected.

2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes. Whether receipt of the Consent Fee and the resulting change in the yield on the 2018-Nonconsenting 2023 and the 2018-Nonconsenting 2024 Notes will be sufficient to result in a significant modification and deemed exchange, as described above, will depend upon whether the 2016 Consent Fee was paid in respect of a particular Note. The change in the yield on the 2018-Nonconsenting 2023 Notes and the 2018-Nonconsenting 2024 Notes held by consenting Holders resulting from the receipt of the 2016 consent fee and the Consent Fee is sufficient to cause a significant modification of the 2018-Nonconsenting 2023 Notes and the 2018-Nonconsenting 2024 Notes under the Treasury regulations, and consequently Beneficial Owners of the 2018-Nonconsenting 2023 and the 2018-Nonconsenting 2024 Notes that consent to the Proposed Amendments, receive the Consent Fee and received the 2016 Consent Fee will be treated as having exchanged their “old” 2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes for “new” 2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes (such “new” Notes, the “Exchanged 2023 Notes” and “Exchanged 2024 Notes”) for U.S. federal income tax purposes. Such exchange, as described below, however, should qualify as a tax-free recapitalization, and therefore the tax consequences to you from the deemed exchange may be limited, as described more fully below. Receipt of the Consent Fee, without the receipt of the 2016

Consent Fee, however, likely would not result in a deemed exchange. An over-whelming majority of the Holders received the 2016 Consent Fee. We do not, nor will we, have the ability to determine which, if any, consenting Holders received only the Consent Fee and not the 2016 Consent Fee. Accordingly, we intend to treat all of the consenting Holders as having received “new” Exchanged 2023 Notes and Exchanged 2024 Notes for “old” 2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes in a deemed exchange. Consenting Holders should consult their tax advisors regarding the proper U.S. federal income tax reporting in respect of such “new” Exchanged 2023 Notes and Exchanged 2024 Notes.

If the facts of your particular situation differ from our assumptions, the tax consequences to you may be different from those described above, and you should consult your tax advisor with respect to the tax consequences applicable to your particular situation.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a Beneficial Owner of a Note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

Consenting U.S. Holders of Nonsignificantly Modified Notes

Modification of the Nonsignificantly Modified Notes. As discussed above, although not free from doubt, we intend to take the position with respect to the Nonsignificantly Modified Notes that neither the effectiveness of the Proposed Amendments nor the receipt of the Aggregate Consent Fees by Holders of the 2034 Notes and 2066 Notes and the Consent Fees by Holders of the 2020 Notes, February 2021 Notes, September 2021 Notes, 2018-Consenting 2023 Notes and 2018-Consenting 2024 Notes should result in a significant modification. Consequently, assuming our position will be respected, (i) you will not realize any gain or loss from a deemed exchange of the Nonsignificantly Modified Notes, as applicable, and (ii) subject to the discussion below with respect to the treatment of the Consent Fee, you should continue to have the same adjusted tax basis, holding period and accrued market discount (if any) with respect to your Nonsignificantly Modified Notes as you had immediately prior to the effectiveness of the Proposed Amendments.

Treatment of Consent Fees. The U.S. federal income tax treatment of the Consent Fee paid on the Nonsignificantly Modified Notes is uncertain. It is possible that such Consent Fee could be treated as a separate payment for consenting, in which case the Consent Fee would generally constitute ordinary income to you. Alternatively, such Consent Fee may be treated as a payment on the applicable Note, in which case, although not free from doubt, it generally would be treated as a payment of principal on the applicable Note. To the extent the Consent Fee was treated as a payment of principal, it would generally not be taxable currently to you, provided that if you acquired the Note with “market discount” (and have not previously elected to include market discount in income as it accrues), it would result in ordinary income to you to the extent of the accrued market discount on such Note. Your tax basis in such Note would effectively be reduced by the amount of the Consent Fee that was not currently taxable to you (thereby resulting in additional gain or a reduction of loss upon a sale or other disposition (including retirement) of such Note).

You are encouraged to consult your own tax advisor regarding the risk that there will be a significant modification for U.S. federal income tax purposes with respect to the Nonsignificantly Modified Notes, the proper tax treatment of the Consent Fee and the tax consequences to you if the effectiveness of the Proposed Amendments or payment of the Consent Fee results in a significant modification of the Nonsignificantly Modified Notes.

Consenting U.S. Holders of 2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes

As discussed above, if you consent to the Proposed Amendments and receive the Consent Fee with respect to the 2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes, you will be deemed to exchange your 2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes of such series for “new” Exchanged 2023 Notes and Exchanged 2024 Notes of the same series for U.S. federal income tax purposes.

Treatment of Consent Fees. Although the tax consequences of your receipt of the Consent Fee are not entirely clear, we intend to treat the Consent Fee for U.S. federal income tax purposes as part of the amount realized by you in the deemed exchange of your “old” 2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes for “new” Exchanged 2023 Notes and Exchanged 2024 Notes of such series. The balance of this summary assumes such treatment except as otherwise noted. You should consult your tax advisor regarding the proper U.S. federal income tax treatment of the Consent Fee.

Recapitalization Treatment. The treatment of any gain or loss realized by you upon the deemed exchange depends on whether the exchange constitutes a “recapitalization” for U.S. federal income tax purposes. In general, for a deemed exchange to qualify as a recapitalization, both the “old” 2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes and the “new” Exchanged 2023 Notes and Exchanged 2024 Notes must be treated as “securities” for U.S. federal income tax purposes. Whether a debt instrument is a security is determined based on all the facts, including the term of the debt instrument. Generally, debt instruments with original maturities of ten years or more are considered securities, whereas debt instruments with an original term of less than five years generally have not qualified as securities. In addition, the Internal Revenue Service (“IRS”) has ruled that where the original debt instrument qualified as a security, a new debt instrument received in an exchange for that original debt instrument may, under certain circumstances, be treated as a security even if the remaining term of the new debt instrument at the time of the exchange is less than five years. Based on these authorities, both the “old” 2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes and the “new” Exchanged 2023 Notes and Exchanged 2024 Notes should be treated as “securities” for U.S. federal income tax purposes and, consequently, the deemed exchange of your 2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes, as applicable, should qualify as a recapitalization. The balance of this summary assumes such treatment except as otherwise noted.

You will not recognize loss on the deemed exchange, and you should recognize gain only to the extent of the lesser of (i) any gain you have realized in the deemed exchange, and (ii) the amount of Consent Fee you receive, provided that the portion of the consideration received in the deemed exchange that is attributable to accrued but unpaid interest, including any OID on the 2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes, will be taxable as interest if such interest (or OID) has not previously been included in income by you. Except with respect to any portion of a “new” Exchanged Note received that is attributable to accrued and unpaid interest (or OID), your tax basis in the “new” Exchanged 2023 Notes and Exchanged 2024 Notes should equal your tax basis in the “old” 2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes, increased by any gain recognized and decreased by any cash received, and generally the holding period for your “new” Exchanged 2023 Notes and Exchanged 2024 Notes will include the period during which you held the “old” 2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes. Any gain recognized with respect to the deemed exchange generally will be capital gain (except to the extent of any accrued market discount, as discussed in the next paragraph) and should be long-term capital gain if you have held your Notes for more than one year at the time of the deemed exchange. If you are a non-corporate taxpayer, long-term capital gain is generally eligible for a reduced rate of taxation. If the deemed exchange does not qualify as a tax-free recapitalization, you will generally recognize any gain or loss realized (and your basis in the “new” Exchanged 2023 Notes and Exchanged 2024 Notes will be the issue price of the “new” Exchanged 2023 Notes and Exchanged 2024 Notes, discussed below).

If you hold Notes acquired at a “market discount” (generally, non-de minimis discount from their principal amount), any gain recognized on the deemed exchange would be recharacterized as ordinary interest income to the extent of any accrued market discount that had not previously been included as ordinary income. In addition, any accrued market discount not taken into account in such deemed exchange will likely carry over to the “new” Exchanged 2023 Notes and Exchanged 2024 Notes received in the exchange.

Treatment of Exchanged 2023 Notes and Exchanged 2024 Notes following Deemed Exchange. We expect that the deemed issuance of the “new” Exchanged 2023 Notes and Exchanged 2024 Notes will be considered a “qualified reopening” of the 2018-Consenting 2023 Notes and 2018-Consenting 2024 Notes for U.S. federal income tax purposes, and the balance of this summary assumes such treatment. Accordingly, the adjusted issue price of “new” Exchanged 2023 Notes and Exchanged 2024 Notes, respectively, will be the same as the adjusted issue price of the 2018-Consenting 2023 Notes and 2018-Consenting 2024 Notes.

Stated interest paid on a “new” Exchanged Note will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. A portion of your basis in a “new” Exchanged Note will be allocable to interest that “accrued” prior to the “new” Exchanged Note’s deemed issuance on the Effective Date (the “Pre-acquisition Accrued Interest”). We intend to take the position that, on the first interest payment date, a portion of the interest received by you in an amount equal to the Pre-acquisition Accrued Interest will be treated as a return of the Pre-acquisition Accrued Interest and not as a payment of interest on the “new” Exchanged Note. Amounts treated as a return of Pre-acquisition Accrued Interest should not be taxable to you when received.

A “new” Exchanged 2023 Note and Exchanged 2024 Note will have the same OID schedule as a 2018-Consenting 2023 Note or a 2018-Consenting 2024 Note. A “new” Exchanged Note’s “stated redemption price at maturity” for this purpose will include all principal and interest payable over the term of the “new” Exchanged Note, other than “qualified stated interest,” i.e., stated interest that is unconditionally payable at least annually at a constant rate in cash. You will be required to include OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant-yield method, before the receipt of cash payments attributable to this income. Under this method, you generally will be required to include in income increasingly greater amounts of OID in successive accrual periods. The application of recent amendments to Section 451(b) of the Code could result in the acceleration of certain income inclusions for certain accrual-method U.S. Holders of the Exchanged 2023 Notes and Exchanged 2024 Notes for U.S. federal income tax purposes. You are urged to consult your tax advisor with respect to the application of these new rules to your particular situation.

You will have acquisition premium with respect to any “new” Exchanged 2023 Notes and Exchanged 2024 Notes if your initial tax basis in the “new” Exchanged Note (which we are treating as excluding any Pre-acquisition Accrued Interest) exceeds the adjusted issue price of the “new” Exchanged Note but does not exceed the principal amount of the “new” Exchanged Note. If you have acquisition premium with respect to a “new” Exchanged Note, you may reduce the amount of any OID accruing on the “new” Exchanged Note for any taxable year by a portion of the acquisition premium properly allocable to that year.

If your initial tax basis in a “new” Exchanged Note (which we are treating as excluding any Pre-acquisition Accrued Interest) exceeds the principal amount of the “new” Exchanged Note, the excess generally will constitute amortizable bond premium. Generally, you may elect to amortize this bond premium over the remaining term of the “new” Exchanged Note using a constant yield method and apply the amortization to offset stated interest otherwise required to be included in income with respect to such “new” Exchanged Note. In addition, you will not be required to include any OID in your income with respect to the “new” Exchanged Note. Because the “new” Exchanged 2023 Notes and Exchanged 2024 Notes are permitted to be redeemed by us prior to maturity at a premium, special rules may apply to defer some or all of the amount of amortizable bond premium you are permitted to amortize in any given year, and the application of these rules to debt instruments with a “make-whole” redemption feature, such as the Exchanged 2023 Notes and Exchanged 2024 Notes, is unclear. If any of your “new” Exchanged 2023 Notes and Exchanged 2024 Notes have amortizable bond premium, you should consult your tax advisor regarding the applicability of these rules to your situation.

You will have market discount with respect to any “new” Exchanged 2023 Notes and Exchanged 2024 Notes if your initial tax basis in the “new” Exchanged Note is less than its issue price, unless the difference is less than a specified de minimis amount. If your “new” Exchanged 2023 Notes and Exchanged 2024 Notes have market discount and, if you so elect or have so elected, you will be required to include the market discount as ordinary income as it accrues, either on a ratable basis or on the basis of a constant yield method. Any such election applies to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. In addition, you may be required to defer, until the maturity of the Exchanged Note or its earlier disposition (including in one of certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the Exchanged Note.

Upon the sale or other taxable disposition of an Exchanged Note, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your adjusted tax basis in the Exchanged Note. Your adjusted tax basis in an Exchanged Note generally will equal your initial tax basis in the Exchanged Note, increased by any OID or market discount previously included in income with respect to the “new” Exchanged Note or reduced by any amortized premium, as applicable. For these purposes, the amount realized does not include any amount attributable to accrued interest, which will be taxable as interest if not previously included in income. Gain or loss recognized on the sale or other taxable disposition of an Exchanged Note will generally be capital gain or loss and will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the Exchanged Note is treated as held for more than one year. Any gain attributable to accrued market discount not previously included in income will be recharacterized as ordinary income. Long-term capital gains recognized by non-corporate taxpayers are subject to reduced tax rates. The deductibility of capital losses is subject to significant limitations.

Non-Consenting U.S. Holders

As described in “Certain U.S. Federal Income Tax Considerations—Modification of the Notes,” we intend to take the position that the Proposed Amendments do not result in a deemed exchange of the Notes. Assuming our position is respected, you should not recognize any gain or loss with respect to the Proposed Amendments and you should continue to have the same adjusted tax basis, holding period and accrued market discount (if any) with respect to your Notes as you had immediately prior to the effectiveness of the Proposed Amendments, and your Notes will continue to be treated as having the same amount of OID, if any, as immediately prior to the effectiveness of the Proposed Amendments. You are encouraged to consult your own tax advisor regarding the risk that there will be a significant modification for U.S. federal income tax purposes with respect to the Notes and the tax consequences to you if the effectiveness of the Proposed Amendments results in a significant modification of the Notes.

Information Reporting and Backup Withholding

In general, although unclear, information reporting requirements and backup withholding may apply to payment of the Consent Fee, unless you are an exempt recipient such as a corporation, if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “non-U.S. Holder.” A non-U.S. Holder is a Beneficial Owner of a Note that is, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

Consenting Non-U.S. Holders of Nonsignificantly Modified Notes

Consent Fee. Under current U.S. federal income tax law, there is uncertainty regarding the treatment of the Consent Fees paid on the Notes (see “—U.S. Holders—Consenting U.S. Holders of Nonsignificantly Modified Notes—Treatment of Consent Fees” above) and whether the receipt of a Consent Fee by you is subject to U.S. federal withholding tax. It is possible that a Consent Fee could be treated as ordinary income to you and, consequently, subject to withholding tax at a rate of 30%, or the lower rate specified by an applicable treaty (unless it is effectively connected with your conduct of a trade or business within the United States, in which case it would be subject to tax generally in the same manner as if you were a U.S. Holder (see “—U.S. Holders,” above) and, in addition, if you are a foreign corporation, you might be subject to a 30% (or lower applicable treaty rate) branch profits tax). The applicable withholding agent will make the determination of whether to withhold on the Consent Fee, and it would be prudent to expect a withholding agent to treat the Consent Fee as subject to withholding. You should consult your tax advisor regarding the U.S. federal income tax treatment of, and whether you should request a refund of any amount withheld with respect to, the Consent Fee.

Modification of the Nonsignificantly Modified Notes. You will generally not be subject to U.S. federal income tax on account of the modification of the Nonsignificantly Modified Notes resulting from the Proposed Amendments or resulting from the receipt of the Consent Fee (except as described above or unless income from the Nonsignificantly Modified Notes is effectively connected with your conduct of a trade or business within the United States), regardless of whether the Proposed Amendments or the receipt of the Aggregate Consent Fees by Holders of the 2034 Notes and 2066 Notes and the Consent Fees by Holders of the 2020 Notes, February 2021 Notes, September 2021 Notes, 2018-Consenting 2023 Notes and 2018-Consenting 2024 Notes results in a significant modification of the Nonsignificantly Modified Notes for U.S. federal income tax purposes. You are encouraged to consult your own tax advisor regarding the risk that there will be a significant modification for U.S. federal income tax purposes with respect to the Nonsignificantly Modified Notes, the proper tax treatment of the Consent fee and the tax consequences to you if the effectiveness of the Proposed Amendments or payment of the Consent Fee results in a significant modification of the Nonsignificantly Modified Notes.

Consenting Non-U.S. Holders of 2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes

Gain on Deemed Exchange of 2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes. If you are a consenting non-U.S. Holder of 2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes, subject to the discussion below concerning backup withholding, you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the deemed exchange of 2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes for Exchanged 2023 Notes and Exchanged 2024 Notes unless the gain is effectively connected with your conduct of a trade or business in the United States (and, where an applicable tax treaty so provides, is also attributable to a U.S. permanent establishment maintained by you). See “U.S. Federal Income Tax With Respect to Exchanged 2023 Notes and Exchanged 2024 Notes,” below.

Any amount received by you pursuant to an exchange attributable to accrued and unpaid interest on a Significantly Modified Note will be subject to U.S. federal income and withholding tax in the same manner described below under “U.S. Federal Withholding Tax on Exchanged 2023 Notes and Exchanged 2024 Notes.”

Treatment of Consent Fee. As discussed above in “U.S. Holders—Consenting U.S. Holders of 2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes—Treatment of Consent Fee,” although the tax consequences of a non-U.S. Holder’s receipt of the Consent Fee are not entirely clear, we intend to treat the Consent Fee for U.S. federal income tax purposes as part of the amount realized in the deemed exchange of the 2018-Nonconsenting 2023 Notes and 2018-Nonconsenting 2024 Notes with respect to which Consents have been validly delivered and not validly withdrawn, and the discussion below assumes such treatment. The applicable withholding agent, however, may nonetheless determine withholding is required on the payment of the Consent Fee to you. You should consult your tax advisor regarding the proper U.S. federal income tax treatment of the Consent Fee.

U.S. Federal Withholding Tax on Exchanged 2023 Notes and Exchanged 2024 Notes. Subject to the discussion below concerning FATCA and backup withholding, U.S. federal withholding tax will not apply to any payment of principal or interest on the Exchanged 2023 Notes and Exchanged 2024 Notes, provided that, in the case of interest:

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

•	you are not a controlled foreign corporation that is related to us, directly or indirectly, through stock ownership; and

•

you certify on a properly executed IRS Form W-8BEN or W-8BEN-E, under penalties of perjury, that (1) you are not a United States person as defined under the Code, or (2) you hold your notes through certain intermediaries and satisfy the certification requirements of applicable Treasury regulations.

If you cannot satisfy the requirements described above, payments of interest (including OID) will generally be subject to a 30% U.S. federal withholding tax unless a tax treaty applies to reduce or eliminate the tax. Interest payments, however, that are effectively connected with the conduct of a trade or business by you within the United States (and, where an applicable tax treaty so provides, are also attributable to a U.S. permanent establishment maintained by you) are not subject to the U.S. federal withholding tax, but instead are subject to U.S. federal income tax, as described below under “—U.S. Federal Income Tax With Respect to Exchanged 2023 Notes and Exchanged 2024 Notes.” To claim any reduction of or exemption from the 30% withholding tax, you should provide a properly executed IRS Form W-8BEN or W-8BEN-E claiming a reduction of or an exemption from withholding tax under an applicable tax treaty or a properly executed IRS Form W-8ECI stating that such payments are not subject to withholding tax because they are effectively connected with your conduct of a trade or business in the United States.

U.S. Federal Income Tax with Respect to Exchanged 2023 Notes and Exchanged 2024 Notes. Any gain, other than amounts attributable to accrued but unpaid interest which is taxable as set forth in the section immediately above, realized on the disposition of an Exchanged Note (including a redemption or retirement) will generally not be subject to U.S. federal income tax unless (i) such gain is effectively connected with your conduct of a trade or business in the United States (and, where an applicable tax treaty so provides, is also attributable to a U.S. permanent establishment maintained by you) or (ii) you are an individual residing in the United States for more than 183 days during the taxable year and certain other conditions are met, in which case you generally will be subject to a flat 30% U.S. federal income tax on any gain recognized, which may be offset by certain U.S. source losses.

If you are engaged in a trade or business in the United States and interest or gain on the Exchanged 2023 Notes and Exchanged 2024 Notes is effectively connected with the conduct of such trade or business (and, where an applicable tax treaty so provides, is also attributable to a U.S. permanent establishment maintained by you), you will be subject to U.S. federal income tax (but not U.S. withholding tax assuming, in the case of interest, you provide a properly executed IRS Form W-8ECI) on such interest or gain on a net income basis in generally the same manner as if you were a U.S. person. In addition, in certain circumstances, if you are a foreign corporation you may be subject to a 30% (or, where an applicable tax treaty so provides, a lower rate) branch profits tax.

Non-Consenting Non-U.S. Holders

If you do not participate in the Consent Solicitation with respect to your Notes, you will generally not be subject to U.S. federal income tax on account of the modification of the Notes resulting from the Proposed Amendments (unless income from the Notes is effectively connected with your conduct of a trade or business within the United States), regardless of whether the Proposed Amendments result in a deemed exchange of Notes for U.S. federal income tax purposes. You should consult your own tax advisor regarding the risk that the implementation of the Proposed Amendments constitutes a significant modification for U.S. federal income tax purposes, the tax consequences to you if there were to be a deemed exchange and the tax consequences of holding the Notes after the effectiveness of the Proposed Amendments.

Information Reporting and Backup Withholding. Generally, although unclear, we or the applicable withholding agent may be required to report to the IRS and to you the amount of the Consent Fee paid to you, and the amount of tax, if any, withheld with respect to such payment. In addition, such information may also be made available to the tax authorities in the country in which you reside, under the provisions of an applicable tax treaty or other intergovernmental agreement.

Backup withholding may apply to the Consent Fee paid to you unless you comply with certification procedures to establish that you are not a United States person as defined under the Code, using an applicable IRS Form W-8, or otherwise establish an exemption. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

FATCA. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of U.S.-source interest, certain other types of payments paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. Such an exemption must typically be evidenced by delivery of a properly executed IRS Form W-8BEN-E. Although unclear, FATCA withholding might also apply to the Consent Fee. An intergovernmental agreement between the United States and the entity’s jurisdiction may modify these requirements. If FATCA withholding is imposed, a Beneficial Owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). The 2034 Notes and 2066 Notes should remain “grandfathered” under FATCA, and therefore payments on the 2034 Notes and 2066 Notes should be exempt from FATCA. The 2020 Notes, February 2021 Notes, September 2021 Notes, 2023 Notes, and 2024 Notes, however, will be subject to FATCA.

Withholding imposed by FATCA may also apply to payments of proceeds on sales or other dispositions of the 2020 Notes, February 2021 Notes, September 2021 Notes, 2023 Notes, and 2024 Notes; although, under proposed Treasury regulations published on December 18, 2018, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization.

TABULATION AGENT AND INFORMATION AGENT

Global Bondholder Services Corporation has been appointed as Tabulation Agent for the Consent Solicitation to receive, tabulate and verify Consents. All correspondence sent to the Tabulation Agent should be directed to the address set forth on the back cover page of this Statement. The Company has agreed to indemnify the Tabulation Agent for certain liabilities. Global Bondholder Services Corporation has agreed to facilitate the Consent Solicitation in its capacity as Tabulation Agent; however, it is not passing upon the merits or accuracy of the information contained in the Consent Solicitation in its capacity as Tabulation Agent.

Global Bondholder Services Corporation will also act as Information Agent with respect to the Consent Solicitation. Requests for additional copies of and questions relating to this Statement and the Indentures may be directed to the Information Agent at the address and telephone number set forth on the back cover page of this Statement. Holders of the Notes may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

In connection with the Consent Solicitation, directors, officers and regular employees of the Company and Genworth Financial (who will not be specifically compensated for such services) may solicit Consents by use of the mails, personally or by telephone, facsimile or other means.

The Company will pay the Tabulation Agent and the Information Agent reasonable and customary fees for their services and will reimburse them for their out-of-pocket expenses in connection therewith. The Company will also reimburse brokers and dealers for customary mailing and handling expenses incurred by them in forwarding copies of this Statement and related documents to the Beneficial Owners of the Notes.

SOLICITATION AGENT

The Company has engaged BofA Securities, Inc. (the “Solicitation Agent”) to act as Solicitation Agent in connection with the Consent Solicitation. The Company will pay the Solicitation Agent reasonable and customary fees for its services as Solicitation Agent and will reimburse it for its reasonable out-of-pocket expenses in connection herewith. The Company has also agreed to indemnify the Solicitation Agent for certain liabilities in connection with its service as Solicitation Agent. At any given time, the Solicitation Agent or its affiliates may trade the Notes or other debt or equity securities of the Company or its affiliates for its own account or for the accounts of customers and, accordingly, may hold a long or short position in the Notes or such other securities. To the extent that the Solicitation Agent or its affiliates hold Notes during the Consent Solicitation, they may participate in the Consent Solicitation on the terms described in this Statement. All inquiries and correspondence addressed to the Solicitation Agent relating to the Consent Solicitation should be directed to the address and telephone number set forth on the back cover page of this Statement.

The Solicitation Agent assumes no responsibility for the accuracy or completeness of the information contained in this Statement or for any failure by the Company to disclose events that may affect the significance or accuracy of that information.

The Solicitation Agent or its affiliates have provided in the past and may provide certain investment banking, commercial banking and financial advisory services to the Company and its affiliates and have received and could receive customary compensation from the Company for such services.

FEES AND EXPENSES

The Company will bear all of the costs of the Consent Solicitation. The Company will reimburse the Trustee for the reasonable expenses that the Trustee incurs in connection with the Consent Solicitation and the execution of the New Supplemental Indentures. The Company will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable and customary expenses in forwarding this Statement to Beneficial Owners of the Notes. The Company will also pay the Soliciting Broker Fee to brokers for consenting positions with respect to the first $200,000 aggregate principal amount of each series of Notes for which a Consent is delivered by any individual Holder in connection with the Consent Solicitation as described in more detail herein.

MISCELLANEOUS

Holders residing outside the United States who wish to deliver a Consent must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith. If the Company becomes aware of any jurisdiction where the making of the Consent Solicitation would not be in compliance with such laws, the Consent Solicitation will not be made to (nor will Consents be accepted from or on behalf of) the Holders of the Notes residing or having a principal place of business in each such jurisdiction.

From time to time, the Company or its affiliates may engage in additional consent solicitations. Any future consent solicitations may be on the same terms or on terms that are more or less favorable to Holders of the Notes than the terms of the Consent Solicitation, as the Company may determine in its sole discretion.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Statement may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance, the completion of the Consent Solicitation, the satisfaction of any conditions relating to the payment of any Consent Fee and the potential completion of any Non-U.S. Mortgage Sale. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, including the satisfaction of the conditions described herein. Actual outcomes and results may differ materially from those in the forward-looking statements due to global political, economic, business, competitive, market, regulatory and other factors and risks, including the items identified under the section entitled “Certain Significant Considerations.” We therefore caution you against relying on any forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

Genworth Financial is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and files with the SEC the required Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The SEC maintains an Internet site that contains our proxy statements, our reports and other information regarding us at http://www.sec.gov. Genworth Financial’s SEC filings are also available free of charge at its website (www.genworth.com). However, except for Genworth Financial’s filings with the SEC that are incorporated by reference into this Statement, the information on its website is not incorporated by reference into this Statement.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “GNW.”

We incorporate by reference into this Statement certain documents we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents.

In addition, later information that we file with the SEC will automatically update and supersede that information as well as the information contained in this Statement. The information incorporated by reference is an important part of this Statement.

We incorporate by reference the documents listed below and any filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Statement to the date that the Consent Solicitation is terminated or expired (except for information in these documents or filings that is deemed “furnished” to the SEC).

1.	Annual Report on Form 10-K and 10-K/A of Genworth Financial for the year ended December 31, 2018 filed on February 27, and April 15, 2019, respectively;

2.	Quarterly Report on Form 10-Q of Genworth Financial for the quarter ended March 31, 2019 filed on May 1, 2019; and

3.	Current Reports on Form 8-K of Genworth Financial filed on January 30, 2019, March 14, 2019, April 29, 2019 and July 1, 2019.

You should read this entire Statement (including the information incorporated by reference) and any amendments or supplements carefully before making your decision regarding the Proposed Amendments.

The information contained in each of the documents incorporated by reference speaks only as of the date of such document. Any statement herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained in this Statement or in any document or report filed by us with the SEC after the date of this Statement and on or prior to the Effective Date modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Statement. Subject to the foregoing, all information appearing in this Statement is qualified in its entirety by the information appearing in the documents incorporated by reference herein.

We will provide, without charge, to each person to whom a copy of this Statement is delivered, upon written request of such person, a copy of any documents incorporated by reference into this Statement, other than the exhibits thereto, unless such exhibits are specifically incorporated by reference in this document. Requests for such copies should be directed to the Information Agent.

CONSENT SOLICITATION STATEMENT

Genworth Holdings, Inc.

Questions and requests for assistance or additional copies of this Statement and the Indentures may be directed to the Information Agent at the address below. Holders should retain their Notes and not deliver any such Notes to the Tabulation Agent or the Information Agent.

The Information Agent and Tabulation Agent for the Consent Solicitation is:

Global Bondholder Services Corporation

By Hand, Mail or

Overnight Courier:

65 Broadway – Suite 404

New York, New York 10006

Banks and Brokers call: (212) 430-3774

All others call toll free (866) 470-3900

By Facsimile Transmission:

(For Eligible Institutions only)

(212) 430-3775/3779

Confirm by Telephone:

(212) 430-3774

Questions and requests for assistance may be directed to the Solicitation Agent at the address and telephone number set forth below. A Holder may also contact such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

The Solicitation Agent for the Consent Solicitation is:

BofA Merrill Lynch The Hearst Building 214 North Tryon Street, 14th Floor Charlotte, North Carolina 28255 Attn: Debt Advisory Collect: (646) 855-0173 Toll-Free: (888) 292-0070